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                                                                     EXHIBIT 5.1

                            AMOS & JEFFRIES, L.L.P.

                        ATTORNEYS AND COUNSELLORS AT LAW
TELEPHONE: (910) 273-5569    1230 RENAISSANCE PLAZA    FACSIMILE: (910) 273-2435
                              230 NORTH ELM STREET
                              POST OFFICE BOX 787
                        GREENSBORO, NORTH CAROLINA 27402

                               September 9, 1997

Piedmont Natural Gas Company, Inc.
Post Office Box 33068
Charlotte, North Carolina 28233

Gentlemen:

     We have acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed today with the Securities and Exchange Commission ("Commission"). The Registration Statement relates to the public offering of up to 1,725,000 additional shares of the Company's Common Stock, no par value (the "New Common Stock"). The New Common Stock is to be offered to the public from time to time in one or more transactions (i) to or through underwriters, underwriting syndicates or dealers designated at the time of sale, (ii) through agents designated from time to time, or (iii) directly by the Company.

     We are generally familiar with the corporate proceedings taken by the Company in connection with the proposed offering of the New Common Stock, and we have examined such corporate records of the Company and other documents as we have deemed necessary to form a basis for the opinion hereinafter expressed.

     In our opinion, when the action hereinbelow set forth shall have been taken, the New Common Stock will have been duly and legally authorized and issued and will be fully paid and nonassessable:

     (1) The Commission shall have entered an appropriate order declaring effective the Registration Statement,

     (2) An appropriate supplement to the Prospectus contained in the Registration Statement shall have been duly filed with the Commission, and

     (3) The New Common Stock shall have been appropriately issued and delivered to the purchasers thereof and the consideration therefor shall have been received by the Company.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm contained under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                                  Yours very truly,

                                                        /s/  JERRY W. AMOS
                                                          Jerry W. Amos